Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

RSC Capital Corporation

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2014, related to the consolidated financial statements of First Allied Holdings Inc., which are included in Exhibit 99.1 to the Form 8-K filed on July 1, 2014 and in the Form 8-K filed September 29, 2014 of RCS Capital Corporation.

BDO USA, LLP

Richmond, Virginia

January 9, 2015